UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

June 15, 2017

Date of report (date of earliest event reported):

ADESTO TECHNOLOGIES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-37582	16-1755067
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

3600 Peterson Way, Santa Clara 95054

(Address of principal executive offices) (Zip Code)

(408) 400-0578

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01. Entry into a Material Definitive Agreement.

On June 15, 2017, Adesto Technologies Corporation (“Adesto”) entered into an underwriting agreement (the “Underwriting Agreement”) with Needham & Company, LLC, as representative of the underwriters (the “Underwriters”), pursuant to which Adesto agreed to issue and sell an aggregate of 4,375,000 shares of its common stock (the “Shares”) to the Underwriters (the “Offering”). The Shares will be sold to the Underwriters at the public offering price of $4.00 per share, less the underwriting discount. Pursuant to the Underwriting Agreement, Adesto has granted the Underwriters a 30-day option to purchase up to an additional 625,000 shares of its common stock. The Underwriting Agreement contains customary representations and warranties, conditions to closing, market standoff provisions, termination provisions and indemnification obligations, including for liabilities under the Securities Act of 1933, as amended. The Offering is being made pursuant to the shelf registration statement on Form S-3 (File No. 333- 217164) that was filed by Adesto with the Securities and Exchange Commission (“SEC”) on April 5, 2017 and declared effective by the SEC on May 4, 2017 and a related prospectus supplement.

Adesto estimates that net proceeds from the Offering will be approximately $16.0 million, after deducting the underwriting discount and estimated Offering expenses, and assuming no exercise of the Underwriters’ option to purchase additional shares. Adesto intends to use the net proceeds of the offering for general corporate purposes. Adesto expects the Offering to close on June 20, 2017, subject to customary closing conditions.

The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement. A copy of the Underwriting Agreement is filed with this Current Report on Form 8-K as Exhibit 1.1 and is incorporated herein by reference.

Item 8.01. Other Events.

In connection with the Offering, Adesto is filing the Underwriting Agreement, a legal opinion and consent as, respectively, Exhibit No. 1.1, Exhibit No. 5.1 and Exhibit No. 23.1 to this Form 8-K, each of which is incorporated by reference in its entirety into Adesto’s registration statement on Form S-3 (File No. 333-217164).

On June 15, 2017, Adesto issued a press release, announcing the pricing of the Offering. A copy of the press release is filed with this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Exhibit

1.1	Underwriting Agreement dated June 15, 2017

5.1	Opinion of Fenwick & West LLP

23.1	Consent of Fenwick & West LLP (contained in Exhibit 5.1)

99.1	Press Release dated June 15, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADESTO TECHNOLOGIES CORPORATION

Date: June 15, 2017	By:	/s/ Ron Shelton
Ron Shelton
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibit

1.1	Underwriting Agreement dated June 15, 2017

5.1	Opinion of Fenwick & West LLP

23.1	Consent of Fenwick & West LLP (contained in Exhibit 5.1)

99.1	Press Release dated June 15, 2017